FORM 8-K



                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549



                                  CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report (Date of Earliest
                       Event Reported): September 15, 1997




                       CHIQUITA BRANDS INTERNATIONAL, INC.
              (Exact name of registrant as specified in its charter)




   New Jersey              1-1550            04-1923360
   (State or other         (Commission (IRS Employer
    jurisdiction of        File Number)      Identification No.)
   incorporation)


               250 East Fifth Street, Cincinnati, Ohio 45202
                     (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                  (513) 784-8000






                     INFORMATION TO BE INCLUDED IN THE REPORT

   Items 1, 3, 4, 6 and 8 are not applicable and are omitted from this Report.

   Item 2.  Acquisition or Disposition of Assets.

         On September 24, 1997 Chiquita Brands International, Inc. ("Chiquita" or the "Company") acquired by merger four privately-held companies engaged primarily in the vegetable canning business. The four companies (collectively, the "Owatonna Companies"), each of which is headquartered in Owatonna, Minnesota, are Owatonna Canning Company ("Owatonna"), Olivia Canning Company ("Olivia"), Midwest Foods, Inc. ("Midwest") and Goodhue Canning Company ("Goodhue"). The acquisition, structured as a tax-free reorganization, was effected pursuant to a Merger Agreement dated as of August 22, 1997, which is attached hereto as Exhibit 2.1.

         The merger consideration payable to the shareholders of the Owatonna Companies (principally individuals who are descendants of the founders and members of their families) was agreed to based on arm's length negotiations. The total merger consideration was $50 million, consisting of (i) approximately 3.3 million shares of Chiquita capital stock, par value $.33 per share ("Common Stock"), valued for purposes of the merger at approximately $46 million and (ii) approximately 87,000 shares of a new series of Chiquita $2.50 Convertible Preference Stock, Series C ("Series C Preference Stock") having an aggregate liquidation value of approximately $4 million. The Chiquita Common Stock was valued at $13.91 per share, which represents the agreed market value of the Common Stock on March 17, 1997, the date of the letter of intent relating to the merger. Up to 500,000 of the shares of Common Stock issued in the transaction may be registered for resale under the Securities Act of 1933 prior to September 23, 1998 pursuant to a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 3.3. The total merger consideration is subject to post-closing adjustment based on an audit of the Owatonna Companies' June 30, 1997 financial statements.

         The Owatonna Companies produce canned peas, corn, green and wax beans, pumpkin, prepared salads and stew and spaghetti products, marketed under private and branded labels in both the retail and food service trades at six plants located in Owatonna, Bricelyn, Dodge Center, Olivia and Kenyon, Minnesota and Princeville, Illinois. Chiquita presently plans to continue operating the Owatonna Companies' canning business.

   Item 5.  Other Events.

         On September 17, 1997, Chiquita entered into a definitive agreement with Stokely USA, Inc., a Wisconsin corporation ("Stokely"), for the acquisition of Stokely by Chiquita by means of a merger. The total








   consideration payable to the Stokely shareholders would be approximately $11 million, consisting entirely of shares of Chiquita Common Stock. In addition, approximately $32 million of Stokely's long-term debt would be exchanged for Chiquita Common Stock having a value equal to the principal amount of such debt. The Common Stock issued to the Stokely shareholders and debtholders would be valued at the average of the closing prices of Chiquita Common Stock on the New York Stock Exchange Composite Tape for the fifteen trading days prior to the closing of the merger transaction. Headquartered in Oconomowoc, Wisconsin, Stokely operates seven vegetable canning facilities in the Midwest. Although the acquisition is subject to Stokely shareholder approval and other conditions, and is not expected to be consummated until January 1998, this acquisition is reflected in the pro forma financial statements included in Item 7 as a probable acquisition.

         On September 15, 1997, Chiquita entered into a definitive agreement for the acquisition of American Fine Foods, Inc., a privately-held corporation ("AFF"). In the transaction, the AFF shareholders will receive approximately $27 million of Chiquita Common Stock in payment for all outstanding AFF capital stock. In addition, Chiquita will assume or retire AFF's $2 million of long-term debt. Headquartered in Payette, Idaho, AFF owns and operates four vegetable canning facilities and a can manufacturing facility in the northwestern United States. Although the acquisition is still subject to certain conditions, and is not expected to be consummated until late October or November 1997, this acquisition is reflected in the pro forma financial statements included in Item 7 as a probable acquisition.

   Item 7.   Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.            Page No.
               Owatonna Canning Company:

                   Independent Auditors' Report                              6

                   Balance Sheets at February 28, 1997 and February 29, 1996 7

                   Statements of Income and Retained Earnings for
                   the years ended February 28, 1997, February 29, 1996
                   and February 28, 1995                                     9

                   Statements of Cash Flows for the years ended
                   February 28, 1997, February 29, 1996 and
                   February 28, 1995                                        10

                   Notes to Financial Statements                            12

                   Balance Sheets (unaudited)  at June 30, 1997 and 1996    23

                   Statements of Income
                   (unaudited) for the four months ended June 30, 1997 and  25
                   1996






                   Statements of Cash Flows (unaudited) for
                   the four months ended June 30, 1997 and 1996             26

                   Notes to Financial Statements (unaudited)                27

                   Pursuant to Rule 3-05 (b) (2) (ii) of Regulation S-X
               financial statements of Olivia, Midwest and Goodhue are not required to be filed.

         (b)  Pro Forma Financial Information.

               Chiquita Brands International, Inc.


                   Pro Forma Combined Balance Sheet (unaudited)
                   as of June 30, 1997                                      29

                   Pro Forma Combined Income Statement (unaudited)
                   for the year ended  December 31, 1996                    31

                   Pro Forma Combined Income Statement (unaudited)
                   for the six months ended June 30, 1997                   32


         (c)  Exhibits

               2.1 Agreement and Plan of Merger dated as of August 22, 1997 by and among Owatonna, Olivia, Midwest, Goodhue and Chiquita and Chadwick S. Lange, Karen E. Lange, Richard Jackson and Ann Jackson, as Shareholders' Representatives.

               3.1 Certificate of Amendment to the Company's Second Restated
                   Certificate of Incorporation, filed with the Secretary of State of the State of New Jersey on September 23, 1997, setting forth the terms of $2.50 Convertible Preference Stock, Series C.

               3.2 Certificate of Merger of Owatonna, Olivia, Midwest and
                   Goodhue into Chiquita filed with the Secretary of State of the State of New Jersey on September 24, 1997.

               3.3 Registration Rights Agreement dated as of September 24,
                   1997 between Chiquita and Ann and Richard Jackson, as Shareholders' Representatives.

               23.1Consent of Independent Auditors (Hutton, Nelson & McDonald
                  LLP)

































                             OWATONNA CANNING COMPANY

                              REPORT ON EXAMINATION


                 YEARS ENDED FEBRUARY 28, 1997, FEBRUARY 29, 1996
                              AND FEBRUARY 28, 1995































                           INDEPENDENT AUDITORS' REPORT


   The Board of Directors
   Owatonna Canning Company

         We have audited the accompanying balance sheets of Owatonna Canning Company as of February 28, 1997 and February 29, 1996, and the related statements of income and retained earnings, and cash flows for the years ended February 28, 1997, February 29, 1996 and February 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owatonna Canning Company as of February 28, 1997 and February 29, 1996, and the results of its operations and its cash flows for the years ended February 28, 1997, February 29, 1996 and February 28, 1995 in conformity with generally accepted accounting principles.


         As discussed in the note to the financial statements regarding inventories, the Company changed its method of accounting for certain inventories in 1996 and, as discussed in the Summary of Accounting Policies note to the financial statements, the Company changed its method of accounting for debt and equity securities in 1995.

                           /s/ Hutton, Nelson & McDonald LLP
   Oakbrook Terrace, Illinois
   March 26, 1997













                                           OWATONNA CANNING COMPANY

                                                BALANCE SHEETS

                                    FEBRUARY 28, 1997 AND FEBRUARY 29, 1996

                                                    ASSETS
                                                                                  1997              1996

Current assets
    Cash                                                                      $   3,233,615      $   2,524,740
    Marketable securities                                                         3,556,335          5,005,881
    Accounts receivable
        Trade                                                                     4,481,744          4,091,416
        Affiliates and others                                                       159,258            198,672
    Inventories                                                                  20,546,801         15,668,372
    Refundable income taxes                                                              --          1,674,043
    Prepaid expensess                                                               278,008            275,402
    Deferred income tax                                                             237,000            171,000
                                                                                 ----------         ----------
                 Total current assets                                            32,492,761         29,609,526
                                                                                 ----------         ----------
Property, plant and equipment, at cost
    Land                                                                          1,061,323          3,875,690
    Buildings and improvements                                                   10,183,260         11,327,075
    Machinery and equipment                                                      28,733,358         28,561,855
    Assets under construction                                                       766,401            272,922
                                                                                 ----------         ----------
                                                                                 40,744,342         44,037,542
    Accumulated depreciation                                                     27,926,491         27,742,069
                                                                                 ----------         ----------
                                                                                 12,817,851         16,295,473
                                                                                 ----------         ----------
Other assets
    Investment in affiliates                                                      2,001,090          1,912,521
    Cash surrender value of life insurance                                          175,303            600,004
    Notes and contracts receivable - noncurrent portion                              13,350             15,635
    Excess of cost over fair value of net assets acquired                            39,220             40,470
    Prepaid pension cost                                                          1,181,261          1,069,162
    Other                                                                                 1                  1
                                                                                 ----------         ----------
                                                                                  3,410,225          3,637,793
                                                                                 ----------         ----------
                                                                              $  48,720,837      $  49,542,792
                                                                                 ==========         ==========

                                    The accompanying notes are an integral
                                      part of these financial statements.







                                           OWATONNA CANNING COMPANY

                                                BALANCE SHEETS
                                                  (Continued)

                                    FEBRUARY 28, 1997 AND FEBRUARY 29, 1996


                                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                     1997            1996
Current liabilities
    Current maturities of long-term debt                                      $     761,150    $    787,293
    Accounts payable
        Trade                                                                     1,366,210       1,016,773
        Affiliates                                                                3,127,996       1,325,836
    Accrued income taxes                                                            505,423              --
    Accrued liabilities                                                           1,365,265       1,422,128
                                                                                 ----------      ----------
                 Total current liabilities                                        7,126,044       4,552,030
                                                                                 ----------      ----------
Long-term debt
    Real estate purchase contracts and mortgage                                          --         187,709
    Term loans                                                                      750,000       1,500,000
                                                                                 ----------      ----------
                                                                                    750,000       1,687,709
                                                                                 ----------      ----------
Deferred income taxes                                                             1,037,000       1,058,000
                                                                                 ----------      ----------
Stockholders' equity
    Capital stock
        Class A common stock, par value $100 per share;
            450 shares authorized, issued and outstanding                            45,000          45,000
        Class B common stock, par value $100 per share;
            9,000 shares authorized; 4,050 shares issued
            and outstanding                                                         405,000         405,000
    Net unrealized losses on marketable securities                                 (220,088)       (314,640)
    Retained earnings                                                            39,577,881      42,109,693
                                                                                 ----------      ----------
                                                                                 39,807,793      42,245,053
                                                                                 ----------      ----------
                                                                              $  48,720,837    $ 49,542,792
                                                                                 ==========      ==========

                                    The accompanying notes are an integral
                                      part of these financial statements.








                                           OWATONNA CANNING COMPANY
                                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                    YEARS ENDED FEBRUARY 28, 1997, FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                                                                 1997              1996             1995
Sales                                                      $   53,712,410   $    52,925,667   $  49,588,708
Cost of sales                                                  31,000,180        32,328,841      27,880,278
                                                               ----------        ----------      ----------
Gross profit                                                   22,712,230        20,596,826      21,708,430
Selling and distribution expense                               14,124,070        15,592,065      13,212,673
Administrative expense                                          2,141,800         1,831,249       1,844,849
                                                               ----------        ----------      ----------
                                                               16,265,870        17,423,314      15,057,522
                                                               ----------        ----------      ----------
Operating income - seasonal pack                                6,446,360         3,173,512       6,650,908
Nonseasonal pack income, less allocated
   expenses of $147,691                                           188,226           168,825         210,967
Operating income                                                6,634,586         3,342,337       6,861,875
Other income (expense)
   Equity in net income of affiliates                             120,569           144,333         180,125
   Interest income                                                462,767           662,541         820,316
   Interest expense                                              (360,356)         (590,964)       (576,527)
   Miscellaneous                                                   11,776            10,514          28,957
   Gain (loss) on disposition of property and equipment         1,585,050          (324,744)          8,750
   Realized gain (loss) on sale of marketable securities          (98,893)            5,401        (916,449)
   Amortization of excess cost of net assets acquired              (1,250)           (1,250)         (1,250)
                                                               ----------          --------       ---------
Income before income taxes                                      8,354,249         3,248,168       6,405,797
Income taxes
   Current                                                      2,665,470         1,254,743       2,721,428
   Deferred                                                       (87,000)         (129,000)        (38,000)
                                                                2,578,470         1,125,743       2,683,428
                                                              -----------       -----------      ----------
Net income                                                      5,775,779         2,122,425       3,722,369
                                                              -----------        ----------      ----------
Retained earnings
   Beginning of year                                           42,109,693        40,556,084      37,240,077
                                                               ----------        ----------      ----------
   Preferred stock retired                                             --               454              --
   Cash dividends
      Preferred stock ($6 per share)                                   --             1,362           1,362
      Class A common stock ($100, $126 and $90 per share)          45,000            56,700          40,500
      Class B common stock ($100, $126 and $90 per share)         405,000           510,300         364,500
                                                                  450,000           568,362         406,362
                                                               ----------        ----------      ----------
   Net assets distributed to Festal Farms Co.                   7,857,591                --              --
                                                              -----------        ----------      ----------
   End of year                                             $   39,577,881   $    42,109,693   $  40,556,084
                                                              ===========        ==========      ==========
                                    The accompanying notes are an integral
                                      part of these financial statements.






                                           OWATONNA CANNING COMPANY

                                           STATEMENTS OF CASH FLOWS

                    YEARS ENDED FEBRUARY 28, 1997, FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


                                                                 1997              1996            1995
Cash flows from operating activities:
   Cash received from customers                            $   52,666,464   $    51,944,159   $  48,489,448
   Cash paid to suppliers and employees                       (49,964,892)      (47,444,765)    (47,176,937)
   Interest received                                              447,858           517,938         601,167
   Interest paid                                                 (364,137)         (595,801)       (585,506)
   Income taxes paid                                           (1,823,116)       (4,045,505)     (1,552,000)
   Income tax refund                                            1,337,112                --         542,566
   Dividend and distribution received                              32,000            35,000          32,000
   Miscellaneous income received                                   11,776            10,514          28,957
                                                               ----------        ----------      ----------
      Net cash provided by operating activities                 2,343,065           421,540         379,695
                                                               ----------        ----------      ----------
Cash flows from investing activities:
   Proceeds from sale of property and equipment                 1,852,125             2,050           8,750
   Capital expenditures                                        (3,644,318)       (3,385,664)     (2,310,265)
   Proceeds from contract receivables                               2,090             3,012           3,320
   Proceeds from employee note receivable                              --                70             730
   Purchase of marketable securities                           (4,573,883)       (6,365,219)    (20,563,482)
   Proceeds from disposition of marketable securities           6,010,397         8,325,706      22,791,022
   Premiums paid for officers' life insurance                     (43,308)          (47,460)         (8,675)
                                                               ----------       -----------     -----------
      Net cash used in investing activities                      (396,897)       (1,467,505)        (78,600)
                                                               ----------       -----------     -----------
Cash flows from financing activities:
   Principal payments on long-term debt                          (787,293)         (811,588)     (2,030,851)
   Preferred stock acquired and retired                                --           (23,154)             --
   Dividends paid                                                (450,000)         (569,724)       (406,362)
                                                               ----------        ----------     -----------
      Net cash used in financing activities                    (1,237,293)       (1,404,466)     (2,437,213)
                                                               ----------        ----------      ----------

Net increase/(decrease) in cash                                   708,875        (2,450,431)     (2,136,118)
Cash at beginning of year                                       2,524,740         4,975,171       7,111,289
                                                               ----------        ----------      ----------
Cash at end of year                                        $    3,233,615   $     2,524,740   $   4,975,171
                                                               ==========        ==========      ==========

                                    The accompanying notes are an integral
                                      part of these financial statements.









                                           OWATONNA CANNING COMPANY

                                           STATEMENTS OF CASH FLOWS
                                                  (Continued)

                    YEARS ENDED FEBRUARY 28, 1997, FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

                                                                 1997              1996            1995
                                                             ------------      ------------    ------------
Reconciliation of net income to net
cash provided by operating activities:

Net income                                                 $    5,775,779   $     2,122,425   $   3,722,369
                                                               ----------        ----------      ----------
Adjustments to reconcile net income to net cash
      provided by operating activities:
   Depreciation                                                 2,345,029         2,402,724       2,375,500
   Discount accretion, net of premium amortization                  8,691          (144,603)       (145,716)
   Amortization of excess cost of net assets acquired               1,250             1,250           1,250
   (Gain) loss on disposition of property and equipment        (1,585,050)          324,744          (8,750)
   Realized (gain) loss on sale of marketable securities           98,893            (5,401)        916,449
   Deferred income taxes                                          (87,000)         (129,000)        (38,000)
   Increase in cash surrender value of life insurance             (22,455)          (28,195)
   Equity in net income of affiliates - net of
      distributions received of $32,000, $35,000 and $32,000      (88,569)         (109,333)       (148,125)
   Change in assets (increase) decrease:
      Accounts receivable                                        (350,719)         (306,246)       (465,542)
      Refundable income taxes                                   1,674,043        (1,674,043)        595,275
      Inventories                                              (4,878,429)         (152,118)     (5,893,629)
      Prepaid expenses                                             (2,606)          145,553        (118,707)
      Prepaid pension cost                                       (112,099)         (115,840)       (174,701)
   Change in liabilities increase (decrease):
      Accounts payable                                         (1,004,689)         (889,446)     (1,373,666)
      Accrued income taxes                                        505,423        (1,116,719)      1,116,719
      Accrued liabilities                                          65,573            95,788          18,969
                                                               ----------        ----------      ----------
              Total adjustments                                (3,432,714)       (1,700,885)     (3,342,674)
                                                               ----------        ----------      ----------
Net cash provided by operating activities                  $    2,343,065   $       421,540   $     379,695
                                                               ==========        ==========       =========
Supplemental schedule of noncash investing
      and financing activities:
   Net unrealized gains (losses) on marketable securities  $       94,552   $       482,145   $    (796,785)
                                                               ==========        ==========       =========
   Distribution of net assets to Festal Farms Co.          $    7,857,591   $            --              --
                                                               ==========        ==========   $   =========

                                    The accompanying notes are an integral
                                      part of these financial statements.






                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

SUMMARY OF ACCOUNTING POLICIES

    Nature of Operations - The Company, whose products are distributed worldwide, processes and cans food products at its plants in Minnesota and Illinois.

    Principles of Consolidation - The Company uses the equity method of accounting for unconsolidated affiliates in which it does not have a majority ownership interest.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    Marketable Securities - On March 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. Securities available-for-sale are securities that are intended to be held for indefinite periods of time, but which may not be held to maturity.

    Management determines the appropriate classifications of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Marketable securities are considered available-for-sale and are carried at market value. Unrealized holding gains and losses for available-for-sale securities are reported net of applicable income taxes as a separate component of stock-holders' equity. No income tax benefit has been applied due to the uncertainty of the ability to utilize available unrealized capital loss carryovers. The cumulative effect reflecting the change in accounting method was shown as a separate component of stockholders' equity in the balance sheet.

    Receivables  -  Accounts  receivable  have been  adjusted  for  all  known
uncollectible  accounts.   No  allowance for  uncollectible accounts  has been
provided since the amount of such allowance would not be significant.

    Inventories - The Company's inventories of canned foods are priced at cost, determined by the last-in, first-out method. Inventories of factory and farm supplies are priced at the lower of cost, determined by the first-in, first-out method, or market.

    Property, Plant and Equipment - Property, plant and equipment are recorded at cost. Expenditures for renewals and betterments which extend the life of such assets are capitalized. Maintenance and repairs are charged to expense as incurred. Differences between amounts received and net carrying value of assets retired or disposed of are charged or credited to income.






                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


    Depreciation - For financial statement reporting, depreciation charged to income is computed using the straight-line and declining-balance methods. For income tax purposes, an accelerated method of depreciation is used for certain assets. The income taxes applicable to the excess depreciation claimed for tax purposes over depreciation charged to income in the financial statements are included in income tax expense and deferred income taxes.

    Amortization - The excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over 40 years.

    Employees' Retirement Plans - The Company has a noncontributory defined benefit pension plan covering all of its eligible employees. The Company funds an amount equaling an actuarially determined amount meeting minimum requirements under the ERISA Funding Standard Account. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

    The Company also has a trusteed defined contribution profit sharing plan covering all eligible employees. Annual contributions to the trust are made at the discretion of the Board of Directors, but are not to exceed the maximum allowed as a deduction for federal income tax purposes.

    Income  Taxes  -  Deferred   income  taxes  are  provided  for   temporary
differences between financial accounting and tax accounting.

SPIN-OFF

    Effective January 1, 1997, the Company declared a spin-off distribution of 100% of the Class A and Class B common shares of a newly formed wholly-owned subsidiary, Festal Farms Co., to the Company's Class A and Class B common shareholders on the basis of one share of Festal Farms Co. stock for each share of the Company's stock. Prior to the spin-off, pursuant to a contribution agreement dated December 31, 1996 and effective as of January 1, 1997, the Company contributed to Festal Farms Co. all of its farming related assets and liabilities and appropriate working capital. Following the distribution, Festal Farms Co. became an independent company.
















                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


    In  connection with  the  spin-off, the  Company  charged the  net  assets
transferred   against  retained  earnings.    A  summary  of  the  net  assets
distributed is as follows:

                        Property, plant and equipment                               $  4,509,836
                        Cash surrender value of life insurance                           490,464
                        Working capital                                                3,200,000
                        Real estate purchase contract and mortgage                      (176,559)
                        Accrued liabilities                                             (166,150)
                                                                                      ----------
                                                                                    $  7,857,591
                                                                                      ==========

AFFILIATION

    Owatonna  Canning  Company is  affiliated  either by  common  ownership or managerial control with various companies. Listed below are some of the affiliated companies and the material transactions that have occurred between those affiliates and Owatonna Canning Company:

                                                                         1997          1996           1995
   Midwest Foods, Inc.
      Income to Owatonna Canning Company from rental of
         building and equipment to Midwest Foods, Inc.               $  334,557   $   316,516   $  358,658
                                                                     ==========    ==========   ==========
      Administrative services                                        $   30,000   $    30,000   $   30,000
                                                                     ==========    ==========   ==========


















                                           OWATONNA CANNING COMPANY

                                         NOTES TO FINANCIAL STATEMENTS
                                                  (Continued)


AFFILIATION (Continued)

   Goodhue Canning Company and Olivia Canning Company
       Owatonna Canning Company bills all Goodhue Canning Company and Olivia Canning Company sales and collects related accounts receivable. All transactions related to these billings have cleared through the respective companies accounts on Owatonna Canning Company's records. Transactions with those two affiliates were as follows:

                                                                     1997           1996           1995
             Goodhue Canning Company
                Administrative and selling fees                 $    63,564     $   53,305    $    54,852
                Brokerage fees                                       63,788         34,740         30,566

             Olivia Canning Company
                Administrative and service fees                      77,286         47,948         50,231
                Brokerage fees                                      176,826        124,298        135,330

    Hartle-Lange-Hammel Company
       Rental expense                                                43,800         43,800         43,800

MARKETABLE SECURITIES

    The composition of marketable securities which are classified as available -for-sale at February 28, 1997 and February 29, 1996 are as follows:

                                                                    Gross             Gross
                                                                   Unrealized     Unrealized         Market
                                                       Cost           Gains           Losses          Value
February 28, 1997
    Mortgage-backed securities                   $   1,044,505   $          --   $      99,721   $     944,784
    Municipal bond fund                              1,673,035          32,010         147,317       1,557,728
    Equity funds                                     1,058,883          18,376          23,436       1,053,823
                                                    ----------      ----------      ----------      ----------
                                                 $   3,776,423   $      50,386   $     270,474   $   3,556,335
                                                    ==========      ==========      ==========      ==========
February 29, 1996
    Mortgage-backed securities                   $   1,041,072   $          --   $     119,263   $     921,809
    Municipal bond funds                             3,165,159          79,423         139,043       3,105,539
    Other                                            1,114,290              --         135,757         978,533
                                                    ----------      ----------       ---------      ----------
                                                 $   5,320,521   $      79,423   $     394,063   $   5,005,881
                                                    ==========      ==========       =========      ==========






                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

   Realized gains and losses are determined on a specific identification basis and are reported in the statement of income and retained earnings as
realized  gains and losses  on disposition of securities.   Gross gains of
$46,718, $5,401  and $47,906 were realized in 1997, 1996  and 1995, respectively, and gross losses of $145,611 and $964,355 were realized in 1997 and 1995, respectively.
INVENTORIES

       Major classifications of inventories are as follows:

                                                         1997               1996
       Canned foods                                 $  19,494,172     $   14,596,332
       Factory and farm supplies                        1,052,629          1,072,040
                                                       ----------         ----------
                                                    $  20,546,801     $   15,668,372
                                                      ===========         ==========

       As a  result of the  merger of Princeville Canning Company  into
Owatonna Canning Company  in 1996, the Company changed the  method of valuation of canned foods of its Princeville division from the FIFO cost method to the LIFO cost method. The effects of adopting the LIFO method at the Princeville division was to increase February 29, 1996 inventories and net
income by  $158,437.   The cumulative  effect  of this  change on  the
operating results of prior years has not been presented, as the effect was not readily determinable.

DEPRECIATION

       Depreciation was charged to income, based on the estimated useful lives of the assets, in the following amounts:

                                                                                        Estimated
                                            1997         1996             1995         Life - Years
       Land improvements              $      46,683   $     67,157   $      86,950         10 -20
       Buildings                            252,260        254,383         262,612         10 -33
       Machinery and equipment            1,313,174      1,234,812       1,198,959          5 -15
       Farm equipment                       527,386        517,169         512,392          2 - 8
       Automobiles and trucks               100,131         85,330          78,011          3 - 6
       Furniture and fixtures                88,321         89,121          81,818          5 -10
       Bulk storage facility                  7,691          7,690           7,691             40
       Pollution control facilities           9,383        147,062         147,067         10 -15
                                         ----------     ----------      ----------
                                      $   2,345,029   $  2,402,724   $   2,375,500
                                         ==========     ==========      ==========









                                           OWATONNA CANNING COMPANY
                                         NOTES TO FINANCIAL STATEMENTS
                                                  (Continued)
INVESTMENT IN UNCONSOLIDATED AFFILIATES

       The Company owns 33.058% in 1997 and 30.534% in 1996 and 1995 of the outstanding common stock of Olivia Canning Company and has a 50%
interest in  the  partnership of  Hartle-Lange-Hammel  Company.   The
following is a summary of these investments which are accounted for under the equity method:

                                                               1997
                                           --------------------------------------
                                                     Hartle-
                                        Olivia       Lange-
                                        Canning      Hammel                         1996          1995
                                        Company      Company       Combined       Combined      Combined
Balance at beginning of year          $ 1,389,535   $  522,986   $ 1,912,521   $  1,803,188   $ 1,655,063
Equity in undistributed net income         96,307       24,262       120,569        144,333       180,125
Dividends and distributions
    received                               (8,000)     (24,000)      (32,000)       (35,000)      (32,000)
                                       ----------   ----------    ----------     ----------    ----------
Balance at end of year                $ 1,477,842   $  523,248   $ 2,001,090   $  1,912,521   $ 1,803,188
                                       ==========   ==========    ==========      =========     =========

    The financial position of Olivia Canning Company and Hartle-Lange-Hammel Company is summarized as follows:

                                                                1997
                                            ------------------------------------------
                                                          Hartle-
                                           Olivia         Lange-
                                           Canning        Hammel                         1996
                                                          Company        Combined        Combined
Combined
Current assets                             $  3,264,935   $      6,380   $   3,271,315   $  3,063,092
Property, plant and equipment,
  net of depreciation                         1,376,909      1,050,000       2,426,909      2,722,518
Other assets                                     29,636             20          29,656         28,331
                                             ----------     ----------      ----------     ----------
                                           $  4,671,480   $  1,056,400   $   5,727,880   $  5,813,941
                                             ==========     ==========       =========      =========
Current liabilities                        $    136,527   $      1,905   $     138,432   $    140,205
Long-term debt                                       --             --              --         30,986
Other liabilities                                64,500             --          64,500         38,000
Stockholders' equity or
    partners' capital                         4,470,453      1,054,495       5,524,948      5,604,750
                                              ---------      ---------       ---------      ---------
                                           $  4,671,480   $  1,056,400   $   5,727,880   $  5,813,941
                                              =========      =========       =========      =========






                                           OWATONNA CANNING COMPANY
                                         NOTES TO FINANCIAL STATEMENTS
                                                  (Continued)

    The net income of  Olivia Canning Company for  the years ended
February 28, 1997, February 29, 1996,  and February  28, 1995, was  $225,904,
$395,284, and $499,895, respectively. Net income for Hartle-Lange-Hammel Company for the years ended December 31, 1996, 1995 and 1994 was $48,524, $47,274 and $54,972, respectively.

   Transactions with affiliates follows:

                                                  1997           1996            1995
    Olivia Canning Company
       Brokerage received                     $  176,826     $  124,298      $  135,330
       Administrative and selling fees            77,286         47,948          50,231
    Hartle-Lange-Hammel Company
       Rental expense                             43,800         43,800          43,800

NOTES PAYABLE - BANK

    The Company has lines of credit amounting to $5,500,000 at February 28, 1997 and $5,000,000 at February 29, 1996. The lines of credit at
February 28, 1997 consist of a $2,500,000 note expiring on July 15, 1997 and a $3,000,000 note expiring on July 31, 1997. The $5,000,000 line of credit at February 29, 1996 expired on July 31, 1996. The $2,500,000 note provides for interest at 7% per annum. The other notes provide for interest to be determined under an "interest rate option" as defined in
the loan  agreements and elected by the Company.   There  were no outstanding
borrowings against  these lines of  credit at  either balance  sheet date.

LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                  1997            1996
Real estate purchase contracts due through May 2006,
    payable in varying amounts with interest at 7.5% to 10%.
    Secured by real estate with a carrying value totaling
    $327,531.  Contracts totaling $176,559 were assumed
    by Festal Farms Co. in 1997.                                              $   11,150    $   225,002
Unsecured installment note due $750,000 annually with final
    payment due August 10, 1998 with interest payable monthly at 10.49%        1,500,000      2,250,000
                                                                               ---------      ---------
                                                                               1,511,150      2,475,002
    Current maturities                                                           761,150        787,293
                                                                              ----------     ----------
                                                                              $  750,000    $ 1,687,709
                                                                              ==========     ==========








                           OWATONNA CANNING COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)
   The Company's installment notes contain certain restrictions relating to working capital requirements,investments, indebtedness and payment of cash dividends. All restrictive covenants have been complied with.

    Scheduled principal maturities of long-term debt are:

                                          Year Ended
                                       February 28, 1998       $      761,150
                                       February 28, 1999              750,000
                                                                     --------
                                                                   $1,511,150

EMPLOYEES' RETIREMENT PLANS
    The Company complies with the accounting and disclosure provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions." The 1997, 1996 and 1995 net periodic pension cost (income) components are summarized as follows:

                                                        1997
                                         ----------------------------------
                                        Owatonna/  Owatonna Canning
                                         Midwest     Company and
                                        Salaried                                                    Midwest Foods, Inc.
                                       Employees'  Hourly Workers'
                                      Pension Plan  Pension Plan      Combined        1996             1995
Service cost                           $   107,082   $    46,186   $   153,268   $    130,094   $   111,362
Interest cost on projected benefit
    obligation                             162,927       169,426       332,353        329,983       299,145
Actual return on plan assets              (314,809)     (444,928)     (759,737)      (794,966)     (287,330)
Net amortization and deferral
    Amortization of initial
       unrecognized net (assets)
       obligation                          (65,195)        5,412       (59,783)       (59,783)      (59,783)
    Amortization of unrecognized
       prior service cost                  (48,317)       28,216       (20,101)       (20,101)       17,855
    Deferred expense                        48,440       255,219       303,659        402,605      (167,822)

                                        ----------    ----------     ---------     ----------     ---------
Total periodic pension cost (income)      (109,872)       59,531       (50,341)       (12,168)      (86,573)
Attributable to Midwest Foods, Inc.             --       (33,218)      (33,218)       (41,832)      (31,978)

                                        ----------    ----------     ---------     ----------    ----------
Net periodic pension cost (income)     $  (109,872)  $    26,313   $   (83,559)  $    (54,000)  $  (118,551)
                                       ===========   ===========    ==========    ===========   ===========







                                           OWATONNA CANNING COMPANY

                                         NOTES TO FINANCIAL STATEMENTS
                                                  (Continued)


EMPLOYEES' RETIREMENT PLANS (Continued)

    The funded status of the plans and the amount recognized in the Company's balance sheets at February 28, 1997 and February 29, 1996 are set forth as follows:

                                                   1997
                                       ---------------------------------------------
                                          Owatonna/     Owatonna Canning
                                           Midwest         Company and
                                           Salaried      Midwest Foods, Inc.
                                           Employees'     Hourly Workers'
                                           Pension Plan    Pension Plan     Combined       1996
Actuarial present value of
       benefit obligations
    Vested benefit obligation                $ (1,987,115)  $ (2,398,512)  $  (4,385,627)  $   (4,229,814)
    Nonvested benefit obligation                  (14,008)       (72,629)        (86,637)         (80,319)
                                               ----------   ------------    ------------     ------------
Accumulated benefit obligation                 (2,001,123)    (2,471,141)     (4,472,264)      (4,310,133)
Effect of projected compensation levels          (420,143)       (26,760)       (446,903)        (441,618)
                                               ----------   ------------   -------------     ------------
Actuarial present value of projected
       benefit obligation                      (2,421,266)    (2,497,901)     (4,919,167)      (4,751,751)
Plan assets at fair market value                4,443,628      3,137,520       7,581,148        6,779,092
                                             ------------  -------------    ------------     ------------
Plan assets at fair market value in excess
       of projected benefit obligation          2,022,362        639,619       2,661,981        2,027,341
Unrecognized net gain                            (632,163)      (329,666)       (961,829)        (406,086)
Prior service cost not yet recognized
       in net periodic pension cost                (8,469)       185,353         176,884          205,223
Unrecognized net (assets) obligations
       being recognized over 7-16 years          (423,766)         9,890        (413,876)        (473,659)
                                             ------------  -------------    ------------     ------------
                                                  957,964        505,196       1,463,160        1,352,819
Prepayment attributable to
       Midwest Foods, Inc.                             --       (281,899)       (281,899)        (283,657)
                                              -----------  -------------    ------------     ------------
Prepaid pension cost included in
       other assets                          $    957,964   $    223,297   $   1,181,261   $    1,069,162
                                             ============  =============    ============     ============










                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)
EMPLOYEES' RETIREMENT PLANS (Continued)

   The assets of the plans consist principally of debt and equity securities and fixed income instruments. Although the actual return on plan assets is shown, the expected long-term rates of return used in determining net periodic pension cost was 8%. The differences between actual return and expected return are included in net amortization and deferral.

   The discount rates used in determining the actuarial present value of the projected benefit obligation were 7% in 1997 and 1996.

   In connection with a collective bargaining agreement with the United Food and Commercial Workers Union, the Company participates with Midwest Foods, Inc. in a defined benefit pension plan covering all eligible hourly employees who are members of the Union. Contributions to the plan were as follows:

                                                                       1997            1996            1995
          Owatonna Canning Company                                 $    30,000      $   66,000      $   60,000
          Midwest Foods, Inc.                                           30,000          66,000          62,000
                                                                    ----------       ---------       ---------

                                                                   $    60,000      $  132,000      $  122,000
                                                                    ==========      ==========      ==========

    The Company has a  noncontributory profit-sharing plan covering all  of its
eligible  salaried  employees.    Contributions  charged  to  operations  were
$360,444 in 1997, $271,528 in 1996 and $291,303 in 1995.

STOCKHOLDERS' EQUITY
   The 6% cumulative preferred stock, callable at $102 per share, was retired on February 29, 1996.



















                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


INCOME TAXES

   Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

   Provisions for federal and state income taxes consist of the following:


                                                                    1997            1996               1995
                Current
                Federal                                       $  2,139,666     $  1,005,327     $   2,226,781
                State                                              525,804          249,416           494,647
                                                               -----------      -----------      ------------
                                                                 2,665,470        1,254,743         2,721,428
                                                              ------------      -----------       -----------
                Deferred
                Federal                                            (64,000)        (106,000)           14,000
                State                                              (23,000)         (23,000)          (52,000)
                                                              ------------      -----------       -----------
                                                                   (87,000)        (129,000)          (38,000)
                                                               -----------       ----------       -----------
                                                              $  2,578,470     $  1,125,743     $   2,683,428
                                                              ============      ===========       ===========


















                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

   Differences between the provision for income taxes and income taxes at the federal statutory rate of 34% and the effective rate are as follows:

                                                              1997             1996             1995
    Income taxes at the statutory rate                        $  2,840,445     $   1,104,377    $   2,177,971
    State income taxes, net of federal income tax benefit          347,031           163,947          326,467
    Deferred income taxes, attributable to fluctuation
       in tax rates                                                (62,690)           (9,960)          89,386
    Tax exempt income                                              (75,038)          (76,943)        (111,272)
    Pension cost                                                   (38,114)          (39,386)         (59,398)
    Equity in net income of affiliates                             (30,024)          (38,317)         (49,177)
    Environmental tax                                                   --             1,496            6,016
    Capital losses carryforward utilized                          (392,290)               --          311,593
    Prior year adjustment                                          (26,990)           23,791          (25,178)
    Other                                                           16,140           (3,262)           17,020
                                                              ------------       -----------      -----------
                                                              $  2,578,470     $   1,125,743    $   2,683,428
                                                              ============       ===========      ===========

    The deferred tax assets and liability are summarized as follows:

                                                                   1997              1996
    Deferred tax liability
       Excess of accelerated depreciation for tax
          purposes over financial reporting                   $  1,037,000     $   1,058,000
                                                             -------------       -----------
    Deferred tax assets
       Additional inventory costs capitalized
          for tax purposes                                         216,000           149,000
       Nondeductible accrued vacation pay                           14,000            16,000
       Nondeductible accrued bonus                                   7,000             6,000
       Capital loss carryforward                                        --           449,000
                                                               -----------       -----------
       Gross deferred tax assets                                   237,000           620,000
       Valuation allowance                                              --           449,000
                                                               -----------       -----------

    Net deferred tax assets                                        237,000           171,000
                                                               -----------       -----------
    Net deferred liability                                    $    800,000     $     887,000
                                                               ===========       ===========







                           OWATONNA CANNING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

   The significant components of deferred income tax expense for the years ended February 28, 1997, February 29, 1996, and February 28, 1995 are as follows:

                                                                  1997           1996           1995
    Deferred tax expense                                    $     451,000   $       7,000   $          --
    Deferred tax benefit                                          (89,000)       (135,000)       (488,000)
    Increase (decrease) in the valuation allowance
       for deferred tax assets                                   (449,000)         (1,000)        450,000
                                                              -----------     -----------    ------------

    Deferred income tax benefit - net                       $     (87,000)  $    (129,000)  $     (38,000)
                                                            =============    ============    ============



LITIGATION

   The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all of these pending matters are without merit or are of such kind or involve such amounts that unfavorable dispositions would not have a material effect on the financial position of the Company.


BUSINESS WITH MAJOR CUSTOMERS

   Accounts receivable from one customer in 1997 and two customers in 1996 amounted to approximately $735,000 and $1,057,000, respectively.


SUBSEQUENT EVENT

   In March 1997, the Company executed a Letter of Intent which provides for an unrelated publicly held corporation to acquire 100% of the outstanding stock of the Company and its affiliates in a tax-free reorganization. The transaction is subject to regulatory approval, the results of certain due diligence and the execution of final agreements.


RECLASSIFICATION

   Certain amounts in the 1996 and 1995 financial statements have been reclassified to agree with the 1997 presentation with no effect on net income.





















                           OWATONNA CANNING COMPANY

                        UNAUDITED FINANCIAL STATEMENTS


                       FOUR MONTHS ENDED JUNE 30, 1997
                               AND JUNE 30, 1996




































                                           OWATONNA CANNING COMPANY

                                          BALANCE SHEETS (unaudited)

                                        JUNE 30, 1997 AND JUNE 30, 1996
                                                    ASSETS

                                                                           1997                   1996
Current assets
    Cash                                                                    $  8,484,245        $  8,289,764
    Marketable securities                                                      3,790,465           5,626,682
    Accounts receivable                                                        2,864,752           2,776,951
    Inventories                                                               18,416,655          12,931,829
    Prepaid expenses                                                             605,513             746,523
                                                                            ------------        ------------

                Total current assets                                          34,161,630          30,371,749


Property, plant and equipment, net                                            14,134,345          16,248,791

Other assets
    Investment in affiliates                                                   1,993,359           2,036,685
    Prepaid pension cost                                                       1,208,096           1,069,162
    Other                                                                        236,543             729,005
                                                                            ------------        ------------
                                                                               3,437,998           3,834,852
                                                                            ------------        ------------
                                                                            $ 51,733,973        $ 50,455,392
                                                                            ============        ============









                                    The accompanying notes are an integral
                                      part of these financial statements.













                                           OWATONNA CANNING COMPANY

                                          BALANCE SHEETS (unaudited)
                                                  (Continued)

                                        JUNE 30, 1997 AND JUNE 30, 1996
                                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                    1997                1996
Current liabilities
 Current maturities of long-term debt                        $    768,881        $    787,479
 Accounts payable                                               6,734,612           4,063,255
 Accrued liabilities                                            3,038,607             522,062
                                                             ------------        ------------
      Total current liabilities                                10,542,100           5,372,796

Long-term debt, non-current portion                               777,388           1,668,856
Deferred income taxes                                             989,468           1,058,000
                                                             ------------        ------------
      Total liabilities                                        12,308,956           8,099,652
                                                             ------------        ------------
Stockholders' equity
 Capital stock
   Class A common stock, par value $100
       per share; 450 shares authorized,
       issued and outstanding                                      45,000              45,000
   Class B common stock, par value $100
       per share; 9,000 shares authorized;
       4,050 shares issued and outstanding                        405,000             405,000
 Net unrealized gains (losses) on marketable
   securities                                                       7,908            (530,499)
 Retained earnings                                             38,967,109          42,436,239
                                                             ------------        ------------
                                                               39,425,017          42,355,740
                                                             ------------        ------------
                                                             $ 51,733,973        $ 50,455,392
                                                             ============        ============





                                    The accompanying notes are an integral
                                      part of these financial statements.










                                           OWATONNA CANNING COMPANY
                            STATEMENTS OF INCOME AND RETAINED EARNINGS (unaudited)
                               FOUR MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                                                  1997          1996


Sales                                                     $ 17,200,563      $14,478,352
Cost of sales                                               10,355,643        9,540,539
                                                           -----------    -------------

Gross profit                                                 6,844,920        4,937,813
                                                          ------------    -------------

Selling and distribution expense                             5,665,680        3,682,586
Administrative expense                                       2,404,447          646,824
                                                           -----------     ------------

                                                             8,070,127        4,329,410
                                                           -----------     ------------

Operating income (loss) - seasonal pack                     (1,225,207)         608,403
Nonseasonal pack income                                          6,186           51,890
                                                           -----------     ------------
Operating income (loss)                                     (1,219,021)         660,293
Other income (expense)
 Equity in net income of affiliates                              8,269           33,417
 Interest income (expense), net                                 21,708          (61,724)
 Miscellaneous                                                   2,842              368
 Gain on disposition of property and equipment                  20,300               --
                                                          ------------    -------------
Income (loss) before income taxes                           (1,165,902)         632,354
Income taxes (benefit)                                        (433,992)         305,808
                                                          ------------    -------------

Net income (loss)                                         $   (731,910)     $   326,546
                                                          ============    =============







                                    The accompanying notes are an integral
                                      part of these financial statements.








                                           OWATONNA CANNING COMPANY

                                     STATEMENTS OF CASH FLOWS (unaudited)

                               FOUR MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996


                                                              1997             1996
Cash provided (used) by:

Operations
 Net income (loss)                                        $   (731,910)     $   326,546
 Prior period adjustment                                       688,138               --
 Depreciation                                                  781,670          733,477
 Changes in current assets and liabilities
   Receivables                                               1,776,250        1,513,137
   Inventories                                               2,130,146        2,736,543
   Accounts payable                                          2,240,406        1,720,646
   Other current assets and liabilities                      1,077,414          473,856
 Other                                                         (93,802)        (197,059)
                                                          ------------     ------------
   Cash flow from investing                                  7,868,312        7,307,146
                                                          ------------     ------------
Investing
 Capital expenditures                                       (2,096,945)        (836,660)
 Increase in marketable securities                                  --         (427,717)
 Other                                                          11,144          160,008
                                                          ------------     ------------

   Cash flow from investing                                 (2,085,801)      (1,523,455)
                                                          ------------     ------------
Financing
 Debt transactions
  Issuances of long-term debt                                   35,119               --
  Repayments of long-term debt                                      --         (18,667)
 Stock transactions
  Dividends                                                   (567,000)              --
                                                          ------------     ------------
   Cash flow from financing                                   (531,881)         (18,667)
                                                          ------------     ------------
 Increase in cash                                            5,250,630        5,765,024
 Balance at beginning of period                              3,233,615        2,524,740
                                                          ------------     ------------
 Balance at end of period                                 $  8,484,245      $ 8,289,764
                                                          ============     ============

                                    The accompanying notes are an integral
                                      part of these financial statements.







                           OWATONNA CANNING COMPANY

                   NOTES TO FINANCIAL STATEMENTS (unaudited)


SUMMARY OF ACCOUNTING POLICIES

    Interim results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair statement of the results of the interim periods shown have been made.


PRIOR PERIOD ADJUSTMENT

    During the four months ended June 30, 1997, management determined that the inventories of factory and farm supplies and that the accrued liabilities for cash discounts and cooperative advertising were respectively understated in the amounts of $1,336,318 and $214,785 at February 28, 1997. Accordingly, the necessary adjustment to previously reported retained earnings in the amount of $688,138, net of income taxes of $433,395, and has been recorded through retained earnings.


INVENTORIES

    Inventories at June 30 consist of the following:

                                                                        1997              1996
                                                                   ------------       ------------
              Canned foods                                          $15,492,252        $11,371,024
              Factory and farm supplies                               2,924,403          1,560,805
                                                                     ----------         ----------
                                                                    $18,416,655        $12,931,829
                                                                    ===========        ===========

SUBSEQUENT EVENT

    On September 24, 1997, 100% of the outstanding common stock of the Company and its affiliates was acquired by Chiquita Brands International, Inc. in a tax-free reorganization.












                      CHIQUITA BRANDS INTERNATIONAL, INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS


  The following unaudited pro forma combined financial statements give effect to the acquisition by Chiquita of the Owatonna Companies and the proposed acquisitions by Chiquita of Stokely and AFF. Each transaction will be accounted for as a purchase. The unaudited pro forma combined balance sheet is based on the individual balance sheets of Chiquita, the Owatonna Companies, Stokely and AFF at June 30, 1997 and has been prepared to reflect the acquisitions assuming they all occurred on June 30, 1997. The unaudited pro forma combined income statement for the year ended December 31, 1996 is based on the individual income statements of Chiquita, Stokely and AFF for the twelve months ended December 31, 1996 and of the Owatonna Companies for the twelve months ended February 28, 1997 and has been prepared as if all the acquisitions had occurred on January 1, 1996. The unaudited pro forma combined income statement for the six months ended June 30, 1997 combines the individual income statements of Chiquita, the Owatonna Companies, Stokely and AFF for the same period and is prepared as if all the acquisitions had occurred on January 1, 1997. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Owatonna included elsewhere in this Form 8-K.




































                                      Chiquita Brands International, Inc.
                                 Pro Forma Combined Balance Sheet (unaudited)
                                                 June 30, 1997
(in thousands)                                Owatonna     Pro Forma                Pro Forma
                                  Chiquita    Companies    Stokely      AFF         Adjustments      Combined
Assets
Current assets
    Cash and equivalents           $  233,077  $  9,412  $  2,228    $   485    $ (17,226) (a)     $ 227,976
    Marketable securities                  --     3,790        --         --           --              3,790
    Trade receivables, net            197,458     2,842    10,276      4,383           --            214,959
    Other receivables, net             72,739        --        --        587           --             73,326
    Inventories                       250,136    21,362    59,842     31,724         (368) (b)       362,696
    Other current assets               33,644       958     1,050      3,826         (788) (c)        38,690
                                      -------   -------   -------    -------      -------            -------
      Total current assets            787,054    38,364    73,396     41,005      (18,382)           921,437
Property, plant and equipment, net  1,130,785    16,095    40,468     10,104           --          1,197,452
Investments and other assets          312,912     2,782     2,677        929        1,468  (d)       320,768
Intangibles, net                      156,701        39        --         --        9,423  (e)       166,163
                                      -------   -------   -------    -------      -------           --------
      Total assets                 $2,387,452  $ 57,280  $116,541    $52,038    $  (7,491)       $ 2,605,820
                                   ==================== =========    =======     ========        ===========
Liabilities and Shareholders' Equity
Current liabilities
    Notes and loans payable        $   27,110  $     --  $  6,137   $ 14,948    $ (14,948) (a)     $  33,247
    Long-term debt due within
      one year                         97,489       774     2,584      1,142       (1,142) (a)       100,847
    Accounts payable                  199,281     3,009    27,201      4,115           --            233,606
    Accrued liabilities                90,033     3,684     3,407      3,372        3,600  (f)       104,096
                                      -------   -------   -------    -------      -------           --------
      Total current liabilities       413,913     7,467    39,329     23,577      (12,490)           471,796
Long-term debt of parent company      697,788        --        --         --           --            697,788
Long-term debt of subsidiaries        299,577       786    68,188      1,136      (33,093) (a)       336,594
Accrued pension and other
    employee benefits                  86,127        --     2,945        521         (114) (g)        89,479
Other liabilities                      89,679     1,298        --      1,193       (2,491) (c)        89,679
                                      -------   -------   -------    -------       ------            -------
      Total liabilities             1,587,084     9,551   110,462     26,427      (48,188)         1,685,336
                                    ---------   -------   -------    -------      -------          ---------
Shareholders' equity
    Preferred stock                   249,256        --        --         --        4,329  (h)       253,585
    Capital stock                      18,750       520       572        865          767  (a)(i)(j)  21,474
    Capital surplus                   600,540        --    43,521      2,498       67,044  (a)(i)(j) 713,603
    Other shareholders' equity             --      (279)     (265)      (526)       1,070  (j)            --
    Accumulated deficit               (68,178)   47,488   (37,749)    22,774     (32,513)  (j)      (68,178)
                                     --------   -------   -------    -------      -------            -------
      Total shareholders' equity      800,368    47,729     6,079     25,611       40,697            920,484
                                      -------   -------   -------     ------       ------            -------
      Total liabilities and
      shareholders' equity         $2,387,452  $ 57,280  $116,541   $ 52,038    $  (7,491)        $2,605,820
                                   ==================== =========   ========     ========          =========






NOTE: The Pro Forma Combined Balance Sheet has been prepared to reflect the acquisition by Chiquita of 100% of the equity of the Owatonna Companies, Stokely and AFF for $50.0 million, $11.4 million and $26.8 million,
respectively.   Estimated transaction costs related to the acquisitions total an  additional $3.6 million.  Pro forma adjustments are made to reflect:

(a)   Assumed  repayments of  $17.2 million  of AFF  debt with  cash and
      $32.0 million  of Stokely  debt with
      approximately 2.2 million shares of Chiquita Common Stock.
(b)   Write-down of Owatonna Companies' inventory to fair value.
(c) The elimination of deferred tax assets and liabilities of the acquired companies.
(d) The adjustment to fair value of the Owatonna Companies' prepaid pension funding asset associated with its defined benefit pension plan.
(e)   The  excess  of acquisition  cost   (including  transaction costs)
      over the fair value of net assets acquired, totaling $1.0 million for the Owatonna Companies, $6.7 million for Stokely and $1.7 million for AFF.
(f) Estimated transaction costs for professional services incurred in connection with the acquisitions.
(g) Adjustment of the accumulated postretirement benefit liabilities of Stokely and AFF.
(h) The issuance of $4.3 million (approximately 87,000 shares) of Chiquita Series C Preference Stock to the former shareholders of the Owatonna Companies.
(i) The issuance of Chiquita Common Stock of approximately $45.7 million (approximately 3.3 million shares) to the former shareholders of the Owatonna Companies, approximately $11.4 million (approximately .8 million shares) to the former shareholders of Stokely and approximately $26.8 million (approximately
      1.9 million shares) to the former shareholders of AFF.
j) The elimination of the shareholders' equity accounts of the Owatonna Companies, Stokely and AFF.

This Pro Forma Combined Balance Sheet is based on a preliminary allocation of purchase price to the net assets acquired.

































                                                   Chiquita Brands International, Inc.
                                            Pro Forma Combined Income Statement (unaudited)
                                                      Year Ended December 31, 1996
                                                 (in thousands, except per share data)

                                                                                                 Pro Forma       Pro Forma
                                       Chiquita        Owatonna        Stokely         AFF      Adjustments       Combined
Net sales                              $2,435,248       $61,885       $198,108       $81,111 $(40,329)    (a)   $2,736,023

Operating expenses
     Cost of sales                      1,947,888        32,346        160,022        69,178  (38,900)           2,170,534
     Selling, general and
         administrative                   313,490        18,243         30,632         5,458   (1,074)(a) (b)      366,749
     Depreciation                          89,534         2,690          6,675         1,692     (569)    (a)      100,022
     Nonrecurring charges                      --            --         26,029            --  (12,500)    (a)       13,529
                                         --------       -------       --------       -------  -------              -------

     Operating income (loss)               84,336         8,606        (25,250)        4,783   12,714               85,189

Interest income                            28,276           573             --            12   (1,250)    (c)       27,611
Interest expense                         (130,232)         (365)       (11,066)       (1,645)   7,500 (a) (c)     (135,808)
Other income, net                             892           163             --            53       --                1,108
                                          -------       -------        -------       -------  -------              -------
Income (loss) before income taxes         (16,728)        8,977        (36,316)        3,203   18,964              (21,900)
Income taxes                              (11,000)       (2,755)            --        (1,339)   3,794     (d)      (11,300)
                                          -------       -------        -------       -------  -------             --------
Income (loss) before extraordinary item   (27,728)        6,222        (36,316)        1,864   22,758              (33,200)

Less dividends on preferred stock         (11,955)           --             --            --     (216)             (12,171)
                                       ----------    ----------     ----------     ---------   ----------        -----------
Loss before extraordinary item
  attributable to common shares      $    (39,683)   $    6,222       $(36,316)       $1,864    $22,542            $(45,371)
                                      ===========  ============    ===========    ===================          ===========
Loss per common share before
  extraordinary item - primary and
  fully diluted                             $(.72)                                                                   $(.72)
                                       ==========                                                            =============
Shares used to calculate loss
  per common share before
  extraordinary item                       55,167                                                                   63,338
                                        =========                                                            =============














NOTE: This Pro Forma Combined Income Statement, which gives effect to the acquisition of the Owatonna Companies and the proposed acquisitions of Stokely and AFF by Chiquita, includes pro forma adjustments to reflect:

(a) Elimination of operating results associated with Stokely's frozen vegetable business, and elimination of nonrecurring charges resulting from Stokely's sale of this business. The acquisition of Stokely by Chiquita does not include any assets on operating activity in the frozen vegetable business.
(b) Amortization of goodwill totaling $.2 million arising from the acquisitions on a straight-line basis over 40 years.
(c) Assumed repayment of $17.2 million of AFF debt with cash and $32.0 million of Stokely debt with approximately 2.2 million shares of Chiquita Common Stock.
(d) Elimination of tax expense of the Owatonna Companies and federal tax expense of AFF as a result of including these companies in the Chiquita consolidated tax returns.

This Pro Forma Combined Income Statement does not include any adjustment to eliminate $13.5 million ($.21 per pro forma share) of nonrecurring charges which are principally associated with the closing and write-down of plant and office facilities and are included in Stokely's historical operating income.

This Pro Forma Combined Income Statement is based on a preliminary allocation of purchase price to the net assets acquired.
Furthermore, it is not necessarily indicative of the actual results of the combined companies had the acquisitions occurred on January
1, 1996 or of the future results of the combined companies.








































                                                Chiquita Brands International, Inc.
                                          Pro Forma Combined Income Statement (unaudited)
                                                  Six Months Ended June 30, 1997
                                               (in thousands, except per share data)
                                              Owatonna                                     Pro Forma         Pro Forma
                                 Chiquita     Companies       Stokely         AFF          Adjustments       Combined
                                 --------     ---------       -------         ---          -----------       --------
Net sales                       $ 1,277,643     $ 32,453      $ 71,879      $ 35,794         $   --         $  1,417,769

Operating expenses
    Cost of sales                   948,107       19,446        56,893        28,490             --            1,052,936
    Selling, general and
      administrative                147,212       12,380        12,762         2,912         (1,532)  (a)(b)     173,734
    Depreciation                     43,041        1,486         2,398           746             --               47,671
                                     ------       ------        ------        ------         ------              -------
    Operating income (loss)         139,283         (859)         (174)        3,646          1,532              143,428

Interest income                       8,633          289            --             6           (300)  (c)          8,628
Interest expense                    (55,778)        (185)       (5,020)         (381)         1,800   (c)        (59,564)
Other income, net                       439           38            --           (26)            --                  451
                                     ------       ------        ------        ------         ------               ------

Income (loss) before income taxes    92,577         (717)       (5,194)        3,245          3,032               92,943
Income taxes                         (8,200)         261            --        (1,007)           521   (d)         (8,425)
                                     ------       ------        ------        ------         ------               ------
Net income (loss)               $    84,377     $   (456)     $ (5,194)     $  2,238         $3,553         $     84,518
                                    =======      =======       =======       =======        =======             ========
Earnings per common share:
    - Primary                         $1.33                                                                       $ 1.16
    - Fully diluted                   $1.16                                                                       $ 1.04

Shares used to calculate earnings
per common share:
    - Primary                        57,108                                                                       65,279
    - Fully diluted                  72,506                                                                       80,931

NOTE: This Pro Forma Combined Income Statement, which gives effect to the acquisition of the Owatonna Companies and the proposed acquisitions of Stokely and AFF by Chiquita, includes pro forma adjustments to reflect:

(a) Amortization of goodwill totaling $.1 million arising from the acquisitions on a straight-line basis over 40 years.
(b) Transaction costs for professional services incurred by the acquired companies totaling $1.7 million.
(c) Assumed repayments of $17.2 million of AFF debt with cash and $32.0 million of Stokely debt with approximately 2.2 million shares of Chiquita Common Stock.
(d) Elimination of tax expense of the Owatonna Companies and federal tax expense of AFF as a result of including these companies in the Chiquita consolidated tax returns.

This Pro Forma Combined Income Statement is based on a preliminary allocation of purchase price to the net assets acquired.
Furthermore, it is not necessarily indicative of the actual results of the combined companies had the acquisitions occurred on January 1, 1997 or of the future results of the combined companies.







                                  SIGNATURES

Pursuant to   the requirements of   the Securities  Exchange Act of  1934, the
Registrant  has duly  caused this report to  be signed  on   its  behalf    by
the  undersigned  hereunto  duly authorized.


Date: October 3, 1997      CHIQUITA BRANDS INTERNATIONAL, INC.


                                 By:  /s/ William A. Tsacalis
                                       William A. Tsacalis
                                       Vice President and Controller








































